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                                                                    EXHIBIT 99.1

 [GLOBAL POWER
EQUIPMENT GROUP
     LOGO]

                        Global Power Equipment Group Inc.
                        Posts $.39 EPS for Fourth Quarter
                 Revenues for 2001 Rise by 74% to $723.5 Million
                        2001 EBITDA Totals $94.4 Million

TULSA, Oklahoma, February 25, 2002 - Global Power Equipment Group Inc. (NYSE:
GEG), a leading design, engineering and fabrication firm providing a broad array of equipment and services to diversified global companies engaged in the power and process industries, today reported financial results for the fourth quarter and twelve months ended December 29, 2001.

Financial Results

Revenues for the fourth quarter of 2001 totaled $215.1 million, an increase of $102.7 million from last year's comparable period. Revenues from the company's heat recovery equipment segment increased 111 percent over last year's fourth quarter and comprised 62 percent of total fourth quarter revenues. Revenues for the company's auxiliary power equipment segment rose 66 percent over the fourth quarter of last year. Requests by customers to accelerate delivery schedules gave rise to the surge in fourth quarter revenues.

Gross profit for the fourth quarter increased to $42.6 million from $18.8 million in the same period last year, an increase of nearly 127 percent. The company established a record gross profit margin of 19.8 percent for the fourth quarter compared to the year ago margin of 16.8 percent. Repositioning work to lower-cost manufacturing locations combined with better operating leverage at record sales levels contributed to the improved gross profit margins.

Fourth quarter net income of $17.9 million produced diluted earnings per share for the fourth quarter of $.39 per share on 45.7 million shares outstanding.

"Our customers pressed us to accelerate projects and our employees responded well during the final quarter of 2001," stated Larry Edwards, Global Power Equipment Group's president and chief executive officer. "While the dynamics of the power generation markets within the U.S. have changed markedly over the past several weeks, our business outlook remains promising. Our unparalleled engineering expertise, in tandem with a unique low-cost global manufacturing model, provides a strong competitive advantage that enhances our sales prospects in any market environment."

                                    - more -

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                                               Global Power Equipment Group Inc.
                                           Fourth Quarter 2001 Earnings - Page 2

Revenues for the twelve-month period ended December 29, 2001 grew 74 percent to $723.5 million over the $416.6 million for fiscal year 2000. Full year revenues for the company's heat recovery equipment segment increased 71 percent over the same period last year and comprised 61 percent of total revenues. Revenues for the company's auxiliary power equipment segment rose 78 percent during fiscal year 2001 over the prior year and represented 39 percent of total revenues for the period.

For the fiscal year ended December 29, 2001, the Company posted pro forma net income of $49.3 million and pro forma diluted earnings per share for the period of $1.05 per share on an average of 46.9 million shares. Pro forma figures reflect adjustments related to one-time non-recurring charges and assume IPO occurs at the beginning of 2001. Preferred dividends were also added to pro forma earnings.

The company posted EBITDA (earnings before interest, taxes, depreciation and amortization) of $31.8 million for the fourth quarter, up nearly 179 percent over the adjusted EBITDA of $11.4 million for the same period in 2000. Adjusted EBITDA for fiscal 2001 totaled $94.4 million, an increase of 105 percent over fiscal 2000 adjusted figure of $46.1 million. Adjusted figures reflect the elimination of recapitalization, IPO-related and extraordinary charges.

At December 29, 2001, the Company's firm backlog totaled $557 million compared to $689 million at the end of September 2001 and $465 million at the end of December 2000. Commenting on the backlog, Mr. Edwards noted, "Although at a year-end record level, our fourth quarter bookings reflected the postponements announced by a number of power generation developers late in 2001. As those development timetables have been pushed out, the change in our backlog simply reflected the effect of customers deferring the placement of new orders while financing issues are resolved. During the fourth quarter, there were no significant cancellations from our firm order backlog."

Earnings Estimate

Based upon information management currently has evaluated, in conjunction with this release, management currently estimates 2002 earnings of between $1.06 to $1.10 per diluted share and establishes guidance for the first quarter of 2002 of $0.31 per diluted share. These figures are based upon expected revenues of between $700 to $735 million and approximately $200 million for the full twelve months and first quarter of 2002, respectively.


                       Global Power Equipment Group Inc.
                6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.
                    Phone: 1-918 488-0828  FAX: 1-918 488-8389

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                                               Global Power Equipment Group Inc.
                                           Fourth Quarter 2001 Earnings - Page 3

About Global Power

Oklahoma based Global Power Equipment Group Inc. (NYSE: GEG) is a global designer, engineer and fabricator of equipment for gas turbine power plants. The company markets its products under the Deltak, Braden, and Consolidated Fabricators brands and also offers value-added services including engineering, retrofit and upgrade, and maintenance and repair. Global Power Equipment Group's equipment is installed in power plants in more than 30 countries on six continents, giving it what it believes to be one of the largest installed bases of equipment for gas turbine power plants. Global Power Equipment Group maintains a web site at www.globalpower.com.
                        -------------------

Statements contained in this release regarding the Company's or management's intentions, beliefs, expectations, or predictions for the future, including, but not limited to, those regarding anticipated operating results, are forward looking statements within the meaning of U.S. federal securities laws and are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected. Information concerning some of the factors that could cause actual results to differ materially from those in, or implied by, the forward looking statements are set forth under "Risk Factors" in the Company's Registration Statement on Form S-1 (No. 333-56832), our 10-Q for the quarterly period ending September 29, 2001, and other reports on file with the U.S. Securities and Exchange Commission.

Company Contact:
---------------
Bob Zwerneman
Director of Investor Relations
(918) 274-2398


                       Global Power Equipment Group Inc.
                6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.
                    Phone: 1-918 488-0828  FAX: 1-918 488-8389

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

                                                Global Power Equpment Group Inc.
                                           Fourth Quarter 2001 Earnings - Page 4

                        GLOBAL POWER EQUIPMENT GROUP INC.
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                                                                       Three Months Ended               Twelve Months Ended
                                                                 ------------------------------    -----------------------------
                                                                   December 29,    December 30,    December 29,     December 30,
                                                                      2001            2000            2001            2000
                                                                 --------------    ------------    ------------    -------------
Revenues                                                          $     215,142    $    112,393    $    723,504    $     416,591
Cost of sales                                                           172,544          93,553         591,958          345,688
                                                                 --------------    ------------    ------------    -------------
      Gross profit                                                       42,598          18,840         131,546           70,903
Selling and administrative expenses                                      11,594           7,962          40,333           27,045
Recapitalization charge                                                       -               -               -           38,114
Amortization expense                                                        434             472           1,716            1,250
                                                                 --------------    ------------    ------------    -------------
      Operating income (loss)                                            30,570          10,406          89,497            4,494
Interest expense, net                                                     1,182           7,228          15,896           12,175
                                                                 --------------    ------------    ------------    -------------
      Income (loss) before income taxes and extraordinary loss           29,388           3,178          73,601           (7,681)
Income tax provision (benefit)                                           11,461            (128)         22,905             (433)
Income tax benefit from tax status change                                     -               -         (88,000)               -
                                                                 --------------    ------------    ------------    -------------
      Income (loss) before extraordinary loss                            17,927           3,306         138,696           (7,248)
Extraordinary loss on debt extinguishment, net of tax                         -               -         (18,060)          (1,536)
                                                                 --------------    ------------    ------------    -------------
      Net income (loss)                                                  17,927           3,306         120,636           (8,784)
Preferred dividend                                                            -          (2,041)         (2,947)          (3,386)
                                                                 --------------    ------------    ------------    -------------
                                                                              -               -
      Net income (loss) available to common stockholders          $      17,927    $      1,265    $    117,689    $     (12,170)
                                                                 ==============    ============    ============    =============

Basic income (loss) per common share

      Weighted average shares outstanding                                43,953          31,559          39,275          388,456

      Income (loss) before extraordinary loss                     $        0.41           $0.04    $       3.46    $       (0.03)
      Extraordinary loss                                                      -               -           (0.46)               -
                                                                 --------------    ------------    ------------    -------------
      Net income (loss) available to common stockholders          $        0.41    $       0.04    $       3.00    $       (0.03)
                                                                 ==============    ============    ============    =============

Diluted income (loss) per common share

      Diluted shares outstanding                                         45,670          31,559          41,011          388,456

      Income (loss) before extraordinary loss                     $        0.39    $       0.04    $       3.31    $       (0.03)
      Extraordinary loss                                                      -               -           (0.44)               -
                                                                 --------------    ------------    ------------    -------------
      Net income (loss) available to common stockholders          $        0.39    $       0.04    $       2.87    $       (0.03)
                                                                 ==============    ============    ============    =============

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                                                Global Power Equipment Group Inc
                                           Fourth Quarter 2001 Earnings - Page 5

                       GLOBAL POWER EQUIPMENT GROUP INC.
                    PRO FORMA EARNINGS AND EBITDA INFORMATION

                                 (In Thousands)

                                                                        Three Months Ended               Twelve Months Ended
                                                                  -------------------------------   ------------------------------
                                                                   December 29,    December 30,     December 29,     December 30,
                                                                       2001            2000             2001             2000
                                                                  --------------   --------------   -------------    -------------
Net income (loss) available to common stockholders                 $      17,927    $      1,265     $    117,689     $    (12,170)
     Add (Less):
      Preferred dividend                                                       -           2,041            2,947            3,386
      Extraordinary loss on debt extinguishment, net of tax                    -               -           18,060            1,536
      Income tax benefit from tax status change                                -               -          (88,000)               -
      Reduced tax provision due to non-taxable status prior to IPO             -               -           (8,607)               -
      Pro forma effect of debt restructuring                                   -               -            6,394                -
      IPO related compensation charge and other                                -               -              804                -
      Recapitalization charge                                                  -               -                -           38,114
                                                                  --------------   --------------   -------------    -------------
Pro forma net income available to common stockholders              $      17,927    $      3,306     $     49,287     $     30,866
                                                                  ==============   =============    =============    =============

Pro forma  diluted income per common share

      Diluted shares outstanding                                          45,670          31,559           46,874          388,456

      Net income (loss) available to common stockholders           $        0.39    $       0.10     $       1.05     $       0.08
                                                                  ==============   =============    =============    =============


EBITDA                                                             $      31,828    $     11,363     $     76,301     $      6,428
     Add:
      Extraordinary loss on debt extinguishment, net of tax                    -               -           18,060            1,536
      Recapitalization charge                                                  -               -                -           38,114

Adjusted EBITDA                                                    $      31,828    $     11,363     $     94,361     $     46,078
                                                                  ==============   =============    =============    =============

     Note: Quarterly reported figures may not add due to rounding for annual earnings per share

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                                                     Global Power Equipment Inc.
                                           Fourth Quarter 2001 Earnings - Page 6

                                      GLOBAL POWER EQUIPMENT GROUP INC.
                                    CONDENSED CONSOLIDATED BALANCE SHEETS

                                                (In Thousands)

                                                                            December 29,        December 30,
                                                                                2001                2000
                                                                           ----------------     --------------
ASSETS
Current Assets:
       Cash and cash equivalents                                                $    2,435          $   26,308
       Accounts receivable, net of allowance of $2,385 and $1,841                  123,182              67,798
       Inventories                                                                   5,973               4,769
       Costs and estimated earnings in excess of billings                          131,355              70,229
       Deferred tax assets                                                          19,068                   -
       Other current assets                                                          1,920               1,833
                                                                            ---------------    ----------------
                Total current assets                                               283,933             170,937
Property, plant and equipment, net                                                  27,810              19,433
Deferred tax assets                                                                 71,454                   -
Goodwill, net                                                                       45,000              45,879
Other assets                                                                         2,434               9,444
                                                                           ----------------    ----------------
                Total assets                                                    $  430,631          $  245,693
                                                                           ================    ================

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
       Current maturities of long-term debt                                     $   15,505          $    3,963
       Accounts payable                                                             56,005              38,055
       Accrued compensation and employee benefits                                   11,838               8,282
       Accrued warranty                                                             16,489               9,720
       Billings in excess of costs and estimated earnings                          145,522             119,110
       Other current liabilities                                                    17,968               9,002
                                                                           ----------------    ----------------
                Total current liabilities                                          263,327             188,132
Long-term debt, net of current maturities                                           90,124             215,131
Commitments and contingencies
Members' equity (deficit)                                                                -            (157,570)
Stockholders' equity
       Common stock                                                                    440                   -
       Additional paid-in capital                                                  (28,329)                  -
       Accumulated comprehensive loss                                                 (164)                  -
       Retained earnings                                                           105,233                   -
                                                                           ----------------    ----------------
                Total stockholders' equity                                          77,180                   -
                                                                           ----------------    ----------------
Total Liabilities and Equity                                                    $  430,631          $  245,693
                                                                           ================    ================